UNITED   STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 5, 2008

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33537	20-2903562
(Commission File Number)	(IRS Employer Identification No.)

No. 2, Jing You Road
Kunming National Economy &
Technology Developing District
People’s Republic of China 650217	N/A
(Address of Principal Executive Offices)	(Zip Code)

0086-871-728-2628
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

China Shenghuo Pharmaceutical Holdings, Inc. (“China Shenghuo” or the “Company”), issued a press release on November 12, 2008 announcing that the NYSE Alternext US LLC (formerly the American Stock Exchange) (the “Exchange”) has accepted the Company’s plan of compliance for continued listing.

On August 21, 2008, the Company received notice from the Exchange staff indicating that the Company failed to meet certain of the Exchange’s continued listing standards. Specifically, the Company was not in compliance with Sections 134 and 1101 of the Exchange’s Company Guide due to the fact that it failed to file its Form 10-Q for the period ended June 30, 2008 (the “Form 10-Q”) with the Securities and Exchange Commission.

The Company submitted a plan of compliance (the “Plan”) to the Exchange on September 12, 2008 and has engaged in discussions with the Exchange since then. On November 5, 2008, the Exchange notified the Company that it has accepted the Company’s Plan and granted the Company an extension until November 19, 2008 to file the Form 10-Q and to regain compliance with the continued listing standards noted above. The Company will be subject to periodic review by Exchange staff during the extension period. Failure to make progress consistent with the Plan or regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the Exchange.

The Company is executing the Plan and expects to regain compliance with the Exchange’s listing standards on or before November 19, 2008.

A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1, and the information therein is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release, dated November 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
Date: November 12, 2008

	By:	/s/ Gui Hua Lan
Name: Gui Hua Lan
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated November 12, 2008.